                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))


     [X] Definitive revised proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         MICHIGAN COMMUNITY BANCORP LTD
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                       MICHIGAN COMMUNITY BANCORP LIMITED

                                          May 17, 2000

DEAR MICHIGAN COMMUNITY BANCORP SHAREHOLDER:

     You are cordially invited to attend our second annual meeting of Shareholders. The date of our annual meeting this year is June 26, 2000. It will be held at our corporate offices located at 43850 Schoenherr Road, Sterling Heights, Michigan. We plan to get started at 9:00 a.m. For your convenience, we have included a map and directions to our offices on the back page of this proxy statement.

     The formal notice of the meeting follows on the next page. In addition to the two items of business, we will also discuss the events of 1999 and answer any questions you may have about our Company. Enclosed with this proxy statement is your voting card, a postage-paid envelope to return your voting card and our 1999 Annual Report.

     Your vote is important. Whether you are able to attend the meeting or not, please sign, date and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

     I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ DAVID A. McKINNON
                                          David A. McKinnon
                                          Chairman, President and Chief
                                          Executive Officer

                       MICHIGAN COMMUNITY BANCORP LIMITED

                         ------------------------------

                               NOTICE OF THE 2000
                         ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

     The Annual Meeting of Shareholders of Michigan Community Bancorp Limited will be held on Monday, June 26, 2000 at 9:00 a.m. at the corporate offices of Michigan Community Bancorp Limited, located at 43850 Schoenherr Road, Sterling Heights, Michigan for the following purposes:

     1. to elect four (4) directors;

     2. to ratify the appointment of Plante & Moran LLP as the independent auditors for the 2000 fiscal year; and

     3. to transact any other business that may properly come before the meeting.

     Shareholders who owned their shares as of the close of business on April 30, 2000 are entitled to this notice and to vote at our Annual Meeting.

     Whether or not you plan to attend the meeting, please sign, date and return the enclosed voting card in the envelope provided.

                                          By Order of the Board of Directors

                                          /s/ KIMBERLY SCHAUER
                                          Kimberly Schauer
                                          Secretary

May 17, 2000

                         ------------------------------

                             YOUR VOTE IS IMPORTANT

              PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD
             AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED
                               STAMPED ENVELOPE.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Information About Michigan Community Bancorp Limited........      3
Information About the Annual Meeting
  Information About Attending the Annual Meeting............      3
  Information About the Proxy Statement.....................      3
  Information About Voting..................................      3
  Quorum Requirement........................................      4
  Information About Votes Necessary for Action to be
     Taken..................................................      4
  Other Matters.............................................      4
Election of Directors.......................................      4
Appointment of Independent Public Accountants...............      6
Meetings and Committees of the Board
  Audit Committee...........................................      6
  Compensation Committee....................................      6
Director Compensation.......................................      6
Director and Executive Officer Ownership of MCB Common
  Stock.....................................................      7
Persons Owning More than Five Percent of Outstanding MCB
  Common Stock..............................................      7
Executive Compensation
  Report of Compensation Committee..........................      8
  Executive Compensation Table..............................      9
  Options Granted During 1999...............................      9
  Performance Graph.........................................     10
Transactions with Management................................     10
Other Information...........................................     10
  Compliance with Section 16(a) of the Securities Exchange
     Act of 1934............................................     10
  Shareholder Proposals.....................................     10

                               INFORMATION ABOUT
                       MICHIGAN COMMUNITY BANCORP LIMITED

     Michigan Community Bancorp Limited ("MCB") is a bank holding company which owns and operates Lakeside Community Bank ("Lakeside") and North Oakland Community Bank ("North Oakland"). Lakeside Community Bank, is a federally insured commercial bank which provides banking services throughout Macomb County, Michigan. North Oakland Community Bank, is a federally insured commercial bank which provides banking services throughout Oakland County, Michigan. Combined, MCB, Lakeside and North Oakland currently employ 33 people. MCB's headquarters is located at 43850 Schoenherr Road, Sterling Heights, Michigan 48313. Our telephone number is (810) 532-8000.

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our Annual Meeting will be held June 26, 2000 at 9:00 a.m. at our corporate headquarters which is located at 43850 Schoenherr Road, Sterling Heights, Michigan. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this proxy statement and is attached to the proxy card. Simply detach the proxy card from your ticket, sign, date and mail your proxy card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Secretary, Kimberly Schauer. Include with your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 30, 2000.

INFORMATION ABOUT THIS PROXY STATEMENT

     You are receiving this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On May 19, 2000, we began mailing these proxy materials to all shareholders of record as of the close of business on April 30, 2000.

INFORMATION ABOUT VOTING

     You can vote on the matters to be presented at the Annual Meeting in two ways:

     - By Proxy -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against the ratification of Plante & Moran, LLP as the company's auditors. If you do not indicate instructions on the proxy card, your shares will be voted for the election of all the nominees for director and for the ratification of Plante & Moran as the Company's independent accountants for the 2000 fiscal year.

     - In Person -- You may cast your vote in person when you attend the Annual Meeting.

     You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to MCB's Secretary, Kimberly Schauer, by providing a later dated proxy, or by voting in person at the meeting.

     Each share of Michigan Community Bank Limited common stock is entitled to one vote. As of April 30, 2000, there were 756,000 shares of common stock outstanding.

QUORUM REQUIREMENT

     To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to vote on the other matter.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     Four (4) directors will be elected at the meeting. In the event a quorum exists, each director must receive the affirmative vote of a majority of the votes cast at the meeting. The ratification of the appointment of Plante & Moran as the company's auditors, requires an affirmative vote of the majority of the votes cast. Abstentions and non-votes will have no effect on the result of the vote on the two items to be presented at the meeting.

OTHER MATTERS

     The Board of Directors does not know of any other matter to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. Generally, under MCB's Bylaws, no business other than the two items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

                             ELECTION OF DIRECTORS

     MCB's Board of Directors is divided into classes and as a result the terms of the directors are staggered. Each class of director serves a staggered three year term. This year, the terms of our Class III directors end. Each of the Class III directors have been nominated to be re-elected. Each re-elected director will serve until the end of their term and their qualified successor has been elected. Current directors Messrs. Hernandez, Melstrom, Sumner and Tarquinio are Class III directors and if re-elected will serve a new three year term.

     If any nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 1999.

     David A. McKinnon, 51 (Chairman of the Board/Chief Executive Officer/President). Mr. McKinnon has been President and Chief Executive Officer of the Company since its formation in 1998. From 1987 until 1998, Mr. McKinnon was an attorney with the law firm of David A. McKinnon P.C. located in Sterling Heights, Michigan. From October 1995 until December 1997, Mr. McKinnon served as Vice Chairman of the Board of Directors of Macomb Community Bank. From 1990 until 1995, Mr. McKinnon served on the Board of Directors and as legal counsel for First National Bank in Mt. Clemens, located in Mt. Clemens, Michigan. From 1985 until 1991, Mr. McKinnon was legal counsel for the First State Bank of East Detroit, located in East Detroit, Michigan. Mr. McKinnon holds a J.D. from Thomas M. Cooley Law School and a B.A. in economics from Wayne State University. Term Expires 2001.

     Paul "Bud" E. Baltzer, 51. Since June, 1973, Mr. Baltzer has been President of Pebco Sales, Inc., Clinton Township, Michigan, a sales, design, warehousing and manufacturing company supplying rubber products and flexible components for piping and ducting service primarily to clients in the pollution control and automotive paint finishing business. Term Expires 2002.

     Frank D. Blowers, 52. Mr. Blowers has been the President of Lakeside Community Bank since its inception. Prior to joining Lakeside, Mr. Blowers was a Senior Vice President for First of America Bank, N.A. and was responsible for product sales for a region with branches that held approximately $750 million in assets. Mr. Blowers has over 30 years of banking experience and previously served as Senior Vice President for Security Bank, St. Clair Shores, Michigan. Term Expires 2002.

     Anthony J. Ferlito, 38. Since 1980, Mr. Ferlito has been President of Ferlito Construction, Inc. a commercial construction company located in St. Clair Shores, Michigan. Mr. Ferlito is also a member of the Construction Association of Michigan, the International Council of Shopping Centers, the Michigan Home Builders Association and the St. John Hospital Men's Guild. Term Expires 2001.

     Phillip T. Hernandez, 51. Since 1999 Mr. Hernandez has been a self-employed consultant. From 1991 until 1999 Mr. Hernandez served as President of the Efficient Sanitation Division of Waste Management of Michigan, Inc., Clinton Township, Michigan, an environmental waste service company. NOMINEE FOR RE-ELECTION.

     Joseph S. Lentine,41. Since 1984, Mr. Lentine has served as Vice President of Marketing and Office Administration for Golden Dental Plans, Inc., Warren, Michigan, a state-licensed dental care delivery system company. In addition, since 1979, Mr. Lentine has served a President of LeCom, Inc., Warren, Michigan, a communications contracting firm. Term Expires 2001.

     John W. Melstrom, 59. Since 1968, Mr. Melstrom has been a partner with the certified public accounting firm of Fenner, Melstrom, Dooling LLP, Auburn Hills, Michigan. NOMINEE FOR RE-ELECTION.

     Robert R. Peleman, 42. Since 1987, Mr. Peleman has been employed as an anesthesiologist with Macomb Anesthesia P.C., Mt. Clemens, Michigan, and as head of the anesthesiology department at St. Joseph's Hospital in Mt. Clemens, Michigan. Term Expires 2002.

     Russell M. Shelton, 51. Since 1967, Mr. Shelton has been Chief Executive Officer and President of Shelton Pontiac-Buick, Inc., an automobile dealership located in Rochester Hills, Michigan. Term Expires 2002.

     David F. Shellenbarger, 53. Since 1999, Mr. Shellenbarger has served as President of Macro Computer Products, Inc., a computer products company located in Rochester Hills, Michigan, providing imaging services to financial institutions. Since 1999, Mr. Shellenbarger has been President of Benchmark Investments, L.L.C. a real estate investment company. Term Expires 2001.

     J. William Sumner, 56. Since 1989, Mr. Sumner has been President of Health Management Systems located in Eastpointe, Michigan. Health Management Systems provide employee health care administration and behavioral health programs to various businesses nationwide. Mr. Sumner is also a member of the Employee Assistance Professionals Association and the St. John Hospital Men's Guild. NOMINEE FOR RE-ELECTION.

     Gerald A. Tarquinio, 62. Since 1995, Mr. Tarquinio has been a self employed consultant and private investor. From 1988 until 1995, Mr. Tarquinio was a Vice President/Commercial Loan Group Manager for First of America Bank, N.A. located in Rochester, Michigan. From 1981 until 1988 Mr. Tarquinio was President, Chief Executive Officer and Director of the National Bank of Rochester. NOMINEE FOR RE-ELECTION.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

                    THAT YOU VOTE FOR EACH OF THE NOMINEES.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Plante & Moran LLP to serve as the independent public accountants of Michigan Community Bancorp for its fiscal year ending December 31, 2000. The Board seeks to have the shareholders ratify the appointment of Plante & Moran. Plante & Moran has served as the independent public accountants of Michigan Community Bancorp since its inception in January 1998. Representatives of Plante & Moran will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Plante & Moran is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
            RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN LLP AS
              INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met four times during 1999. The Board of Directors has also established audit and compensation committees. In addition to the meetings of the full Board, directors also attended meetings of Board Committees during 1999. The Audit Committee met three times during 1999 and the Compensation Committee met one time during 1999.

AUDIT COMMITTEE.

     The Audit Committee is responsible for reviewing with management the financial controls, accounting, audit and reporting activities. The Audit Committee reviews the qualifications of the independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The Audit Committee is also responsible for reviewing any transactions between Michigan Community Bancorp and its directors, officers, or significant shareholders. The members of the Audit Committee are Messrs. Melstrom, Shellenbarger, Tarquinio, Hernandez and Lentine.

COMPENSATION COMMITTEE.

     The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company's 1998 Employee Stock Option Plan and the 1998 Non-Employee Director Stock Option Plan. The members of the Compensation Committee are Messrs. Baltzer, Peleman and Shelton.

                             DIRECTOR COMPENSATION

     Directors who are not employees or consultants of Michigan Community Bancorp are not currently paid for serving on the Board of Directors.

     Directors are eligible to participate in the 1998 Non-Employee Stock Option Plan.

                    DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
                              OF MCB COMMON STOCK

     This table indicates how much common stock the executive officers and directors beneficially owned as of March 31, 1999. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by them.

                                            SHARES OF COMMON STOCK    OPTIONS EXERCISABLE       PERCENT OF
                  NAME                        BENEFICIALLY OWNED        WITHIN 60 DAYS       OUTSTANDING SHARE
                  ----                      ----------------------    -------------------    -----------------
David A. McKinnon (1)...................            31,841                   5,667                  4.2%
Paul E. Baltzer, Jr. (2)................            18,842                   2,833                  2.5%
Frank D. Blowers........................            30,750                   3,400                  4.1%
Anthony J. Ferlito......................             3,333                       0                     *
Phillip T. Hernandez (3)................             7,729                   2,833                  1.0%
Joseph S. Lentine (4)...................             9,479                   2,833                  1.3%
John W. Melstrom (5)....................             7,879                   2,833                  1.0%
Robert P. Peleman (6)...................            36,176                   2,833                  4.8%
Russell M. Shelton (7)..................             7,979                   2,833                  1.0%
David F. Shellenbarger (8)..............            29,532                   2,833                  3.9%
William Sumner (9)......................            25,873                       0                  3.4%
Gerald A. Tarquinio.....................             2,000                   2,833                     *
Directors and Executive Officers as a
  group (12 persons)....................           211,413                  34,564                27.96%

---------------
  * Less than 1% of MCB's outstanding shares of Common Stock

(1) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(2) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(3) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(4) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(5) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(6) Also holds 5,000 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(7) Also holds 4,546 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(8) Also holds 18,182 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

(9) Also holds 9,091 Warrants to purchase 1.5 shares of Common Stock at $11.00 per share. The Warrants expire 36 months from 10/1/99.

                     PERSONS OWNING MORE THAN FIVE PERCENT
                        OF OUTSTANDING MCB COMMON STOCK

     There are no persons known to us that hold more than five percent of our outstanding Common Stock as of April 30, 2000.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The MCB compensation committee is comprised of three directors who are not employees of the company. The Compensation Committee is responsible for the approval and administration of compensation programs for MCB's executive officers. MCB's compensation policies for executive officers are intended to:

     - provide competitive compensation packages in order to attract and retain superior executive talent;

     - link a significant portion of an executive's overall compensation to financial results as reflected in the value returned to shareholders; and

     - provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.

CASH COMPENSATION.

     Cash compensation for MCB executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys and local market conditions to determine appropriate compensation ranges.

     MCB's policy is to pay its executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers, may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure and other historical factors.

EQUITY COMPENSATION.

     MCB provides equity compensation to its executive officers principally through its 1998 Employee Stock Option Plan. Option awards under the 1998 Employee Stock Option Plan are determined based upon the achievement of various predetermined goals of MCB relating to budgeted financial performance or the achievement of operating targets and goals. Generally, awards under the 1998 Employee Stock Option Plan vest over a three year period to ensure that the decisions made by the executive officer considers the long-term best interests and continued financial and operational growth and achievement of MCB.

     There were no awards of stock options to executive officers during 1999 under the 1998 Employee Stock Option Plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION.

     Mr. McKinnon's cash compensation for 1999 was $187,046 based in part, on his success in opening and leading MCB, Lakeside and North Oakland during 1999 and the successful achievement of certain growth targets and goals for MCB, Lakeside and North Oakland during the first full year of operation.

                                          Compensation Committee
                                           Paul E. Baltzer, Jr.
                                           Robert P. Peleman
                                           Russell Shelton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Company had no compensation committee interlocks.

EXECUTIVE COMPENSATION TABLE

     The table below shows the compensation paid to David A. McKinnon, President, Chief Executive Officer and Chairman of the Board of Directors, for the period from January 28, 1998 (inception) to December 31, 1999, and the total compensation paid to other executive officers of the Company or the Banks that had total compensation in excess of $100,000 during 1999.


                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                            ---------------------
                                   FISCAL                                   SECURITIES UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS     OTHER         OPTIONS(#)          COMPENSATION
  ---------------------------      ------     ------     -----     -----    ---------------------    ------------
David A. McKinnon..............     1999     $183,846    $3,200     --                 --                --
  President, Chief Executive        1998     $ 11,538        --     --              6,667                --
  Officer and Chairman
Frank Blowers*.................     1999     $114,058    $1,200     --                 --                --
  President, Chief Executive
  Officer, Lakeside Community
  Bank
James Polson*..................     1999     $113,769        --     --                 --                --
  President, Chief Executive
  Officer, North Oakland
  Community Bank


---------------
* Lakeside Community Bank and North Oakland Community Bank did not commence operation until January, 1999.

OPTIONS GRANTED DURING 1999

     None

OPTION EXERCISES AND 1999 YEAR-END VALUES

     None

                       MICHIGAN COMMUNITY BANCORP LIMITED

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------------
                                                                     Period Ending
------------------------------------------------------------------------------------------------------------------------
              Index               12/04/98       12/31/98       03/31/99       06/30/00       09/30/99       12/31/99
------------------------------------------------------------------------------------------------------------------------
    Michigan Community Bancorp
    Limited                        100.00          96.67          83.33          68.33          66.67          58.33
------------------------------------------------------------------------------------------------------------------------
    S&P 500                        100.00         104.55         109.76         117.50         110.16         126.56
------------------------------------------------------------------------------------------------------------------------
    SNL <$250M Bank Index          100.00          98.84          96.06          97.90          92.66          86.79
------------------------------------------------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT


     During 1999, in the regular course of business, Lakeside and North Oakland made various loans to certain members of MCB's Board of Directors. In the opinion of management, such loans were on terms and conditions that were no more favorable than the terms and conditions of loans provided to other customers of Lakeside or North Oakland and did not involve more than the normal risk of collectibility. Also during 1999, various officers and directors of MCB purchased Units priced at $11.00 per Unit in a private placement. Each Unit was comprised of a share of Common Stock and a 36 month Warrant to purchase 1.5 shares of Common Stock at $11.00 per share. The Price at which the Units were sold was approximately 10% above the thirty-day average price of the Company's Common Stock as quoted on the Nasdaq Bulletin Board.


                               OTHER INFORMATION

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require MCB to identify anyone who filed a required report late during 1999. Based solely on review of reports furnished to MCB and written representations that no other reports were required during 1999, all Section 16(a) filing requirements were met.

SHAREHOLDER PROPOSALS

     Shareholders of MCB that want to present a proposal to be considered at the 2001 annual meeting should send the proposal to Kimberly Schauer, Secretary of MCB at 43850 Schoenherr Road, Sterling Heights, MI 48313 by registered, certified or express mail. Proposals must be received prior to December 31, 2000.

                       MICHIGAN COMMUNITY BANCORP LIMITED
                (LOCATED IN THE LAKESIDE COMMUNITY BANK OFFICE)
                             43850 SCHOENHERR ROAD
                           STERLING HEIGHTS, MI 48313

                                     [MAP]

                       MICHIGAN COMMUNITY BANCORP LIMITED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Michigan Community Bancorp Limited appoints David A. McKinnon or Kimberly Schauer, or either of them, proxies for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on April 30, 2000 at the Annual Meeting of Stockholders to be held on Monday, June 26, 2000.

                  CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

         Please mark your
         votes as in this
         example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S FOUR NOMINEES AS DIRECTORS.

1.  Election of Directors           6.  Ratify appointment of Plante & Moran LLP
      Nominees:                         as independent auditors for fiscal year
        Phillip T. Hernandez            1999
        John W. Melstrom
        J. William Sumner                      For           Against
        Gerald A. Tarquinio

Except vote withheld from the
following nominee(s):

------------------------------

                                    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
                                    OF THE NOTICE OF ANNUAL MEETING OF
                                    STOCKHOLDERS AND THE PROXY STATEMENT
                                    FURNISHED THEREWITH.

                                    PLEASE FILL IN DATE, SIGN AND MAIL THIS
                                    PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
                                    WHICH REQUIRES NO POSTAGE IF MAILED IN THE
                                    UNITED STATES.

                                    --------------------------------------------

NOTE: PLEASE SIGN NAME EXACTLY AS   --------------------------------------------
YOUR NAME APPEARS ON THE STOCK      SIGNATURES                            DATE
CERTIFICATE. WHEN SIGNING AS
ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN PLEASE GIVE
FULL TITLE.  IF MORE THAN ONE
TRUSTEE, ALL SHOULD SIGN.  ALL
JOINT OWNERS MUST SIGN.

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                                ADMISSION TICKET


                      Michigan Community Bancorp Limited


                         ANNUAL MEETING OF SHAREHOLDERS


                        Monday, June 26, 2000 at 9:00 AM
                             43850 Schoenherr Road
                           Sterling Heights, MI 48313


     This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.


























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